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Exhibit 10.50

APN:

Recording requested by and
when recorded, return to:
Bank of America, N.A.
REBG
Home Builder Division 08957
NV1-119-04-01
300 South Fourth Street
Fourth Floor
Las Vegas, Nevada 89101

Borrower:	PERMA-BILT, a Nevada corporation
Loan No.:

MODIFICATION AGREEMENT
(4th)

        This Modification Agreement ("Modification Agreement") is made as of January 24, 2002 by PERMA-BILT, a Nevada corporation ("Borrower") and Bank of America, N.A. ("Bank").

Factual Background

        A.    Under a Master Revolving Line of Credit Construction Loan Agreement dated as of April 18, 2001 (the "Loan Agreement"), Bank entered with Borrower a construction revolving line of credit loan in the maximum principal amount of Fifty Million and no/100 Dollars ($50,000,000) (the "RLC" or the "RLC Loan"). The RLC Loan is evidenced by a promissory note dated as of April 18, 2001 payable by Borrower to Bank, in the amount of $50,000,000 (the "RLC Note").

        B.    The RLC Loan is secured by, among other things, a Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing recorded May 10, 2001 in Book 20010510 as Document No. 01209 of the Official Records of the Clark County Recorder (the "Deed of Trust") covering the land and improvements and certain other property identified in the Deed of Trust (the "Property"). In addition, Borrower has executed that certain Secured Indemnity Agreement dated as of April 18, 2001 in favor of Bank with respect to the Property (the "Indemnity Agreement").

        C.    Pursuant to the terms of this Modification Agreement, Bank has agreed to add and incorporate into the Deed of Trust and the other Loan Documents, additional property, as described in Exhibit 1 attached hereto (the "Additional Property") for the purpose of additionally securing the RLC Loan and to make the RLC (as modified hereby) available (subject to the terms of the Loan Agreement) for construction on the Additional Property.

        D.    As used herein, the term "Loan Documents" shall mean the Loan Agreement, the RLC Note, the Deed of Trust, the Indemnity Agreement, this Modification Agreement, a modification agreement between Bank and Borrower dated July 18, 2001, a modification agreement between Bank and Borrower dated August 13, 2001, a modification agreement between Bank and Borrower dated January 8, 2002, and any other documents executed in connection with the RLC Loan or this Modification Agreement, as any or all of them may have been amended to date.

        E.    Borrower and Bank now wish to modify the RLC Loan and Loan Documents as set forth herein.

Agreement

        Therefore, Borrower and Bank agree as follows:

        1.    Recitals.    The recitals set forth above in the Factual Background are true, accurate and correct.

        2.    Reaffirmation of Loans.    Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of any sums due under the Loan Documents.

        3.    Modification of Loan Documents.    The Loan Documents are modified and amended as follows:

          (a)    Deed of Trust.    The Deed of Trust is modified by adding thereto (as an addition, and not as a substitution), and incorporating into Exhibit A of the Deed of Trust, as part of the "Land" and "Property" (as such terms are defined in the Deed of Trust), the Additional Property.

          (b)    Indemnity Agreement.    All references in the Indemnity Agreement to "Property" shall now include (as an addition, and not as a substitution) the Additional Property.

          (c)    Loan Agreement.    All references in the Loan Agreement to "Property" shall now include (as an addition, and not as a substitution) the Additional Property.

        4.    Conditions Precedent.    Before this Modification Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Bank in the exercise of Bank's sole judgment:

          (a) Bank shall have received such assurance as Bank may require that the validity and priority of the Deed of Trust has not been and will not be impaired by this Modification Agreement or the transactions contemplated by it, including the issuance of such endorsements as required by Bank to Bank's existing ALTA Lender's Policy of Title Insurance (or the issuance of a new policy), insuring that the Deed of Trust is a first lien on the Property (including the Additional Property).

          (b) Bank shall have received fully executed and, where appropriate, acknowledged originals of:

      (i)
      this Modification Agreement, and

      (ii)
      any other documents which Bank may require or request in accordance with this Modification Agreement or any other loan documents.

          (c) Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Modification Agreement, including charges for title insurance endorsements, recording, filing and escrow charges, fees for appraisal, architectural and engineering review, environmental services, mortgage taxes, and legal fees and expenses of Bank's counsel. Such costs and expenses may include the allocated costs for services for Bank's in-house staffs, such as legal, appraisal, and environmental services.

        5.    Borrower's Representation and Warranties.    Borrower represents and warrants to Bank as follows:

          (a)    Loan Documents.    All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date hereof.

          (b)    No Default.    No Event of Default (as defined in the Loan Documents) has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

          (c)    Borrowing Entity.    Borrower is a corporation which is duly organized and validly existing under the laws of the State of Nevada. There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since April 18, 2001.

        6.    Incorporation.    This Modification Agreement shall form a part of each of the Loan Documents, and all references to the Loan Documents shall mean such documents as hereby modified.

        7.    No Prejudice; Reservation of Rights.    This Modification Agreement shall not prejudice any rights or remedies of Bank under any Loan Documents.

        8.    No Impairment.    Except as specifically hereby amended, the Loan Documents shall remain unaffected by this Modification Agreement and all such documents shall remain in full force and effect. Nothing in this Modification Agreement shall impair the lien of the Deed of Trust, which as hereby amended shall remain one deed of trust with one power of sale, creating a first lien encumbering the Property.

        9.    Purpose and Effect of Bank's Approval.    Bank's approval of any matter in connection with the RLC Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

        10.    Integration.    The Loan Documents, including this Modification Agreement: (a) constitute integrated loan documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreements with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Modification Agreement and those of any other agreement or instrument, including any other loan documents, the terms, conditions and provisions of this Modification Agreement shall prevail.

        11.    Miscellaneous.    This Modification Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Modification Agreement or any other loan documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of such loan documents. This Modification Agreement shall be governed by the laws of the State of Nevada, without regard to the choice of law rules of that State. As used here, the word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to".

        IN WITNESS WHEREOF, the parties have executed this Modification Agreement on the date first written above.

PERMA-BILT, a Nevada corporation		BANK OF AMERICA, N.A.
By:	/s/ Daniel Schwartz Daniel Schwartz, President	By:	/s/ Gary Persichino Gary Persichino, Vice President
Address: 7150 Pollock Drive, Suite 104 Las Vegas, Nevada 89119		Address: REBG #8957 Home Builder Division NV1-119-04-01 300 S. Fourth St., 4th Floor Las Vegas, Nevada 89101

STATE OF NEVADA

COUNTY OF CLARK

        This instrument was acknowledged before me on 1-25-02 by Daniel Schwartz as President of Perma-Bilt, a Nevada corporation.

Notary Public State of Nevada COUNTY OF CLARK RENA C. WINTERS My Appointment Expires September 19, 2004 No. 00-63572-1	/s/ Rena C. Winters Notary Public My commission expires: 9-19-04

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

        This instrument was acknowledged before me on 1/28/02 by Gary Persichino as Vice President of Bank of America, N.A.

SHERRY LIRA Notary Public — Nevada CLARK COUNTY My Commission Expires April 7, 2005 No. 97-1933-1	/s/ Sherry Lira Notary Public My commission expires: 4/7/05

EXHIBIT 1, Additional Property, legal description
identifying Parcel XX
not attached hereto

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MODIFICATION AGREEMENT (4th)
Factual Background
Agreement